UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2008

(Date of Earliest Event Reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of Principal Executive Offices)(Zip Code)

(650) 474-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2008, Threshold Pharmaceuticals, Inc. (the “Company”) received a Staff Determination Letter from the Nasdaq Stock Market indicating that the Company has not gained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Market set forth in Marketplace Rule 4450(a)(5) (the “Minimum Bid Rule”), and that the Company’s securities are therefore subject to delisting. The Company had announced on October 23, 2007, that the Nasdaq Stock Market had notified the Company of its noncompliance with the Minimum Bid Rule and that the Company would have 180 days, or until April 16, 2008, to regain compliance.

The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff Determination, which would stay delisting pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On April 18, 2008, the Company issued a press release announcing the receipt of the above-described Staff Determination Letter. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: April 18, 2008

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated April 18, 2008